                          PENNSYLVANIA MUNICIPALS PORTFOLIO
                  (formerly called Pennsylvania Tax Free Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST

                                   December 1, 1995



              AMENDMENT, made December 1, 1995 to the Declaration of Trust made May 1, 1992, as previously amended (hereinafter called the "Declaration") of Pennsylvania Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on December 1, 1995.


              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


              NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:


              1. The caption at the head of the Declaration is hereby amended to read as follows:

                          PENNSYLVANIA MUNICIPALS PORTFOLIO


              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                      ARTICLE I


              1.1. Name. The name of the trust created hereby (the "Trust") shall be Pennsylvania Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 1st day of December, 1995.


     ________________________________           _____________________________
     Donald R. Dwight                           Norton H. Reamer


     ________________________________           ______________________________
     James B. Hawkes                            John L. Thorndike


     ________________________________           _______________________________
     Samuel L. Hayes, III                       Jack L. Treynor